UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2023, Aspira Women’s Health Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). As of the close of business on the record date for the Annual Meeting, there were 124,943,144 shares of the Company’s common stock, par value $0.001 per share, issued and outstanding and entitled to vote. There were 90,549,710 shares present in person or by proxy at the Annual Meeting, constituting a quorum. The final voting results were as follows:

Proposal 1: Election of Directors

The Company’s stockholders elected each of the Company’s six nominees for director for a one-year term expiring at the Company’s 2024 annual meeting of stockholders and until their successors are elected and qualified, as set forth below:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Stefanie Cavanaugh	64,268,580	117,213	174,621	25,989,296
Celeste R. Fralick, Ph.D.	63,878,850	506,961	174,603	25,989,296
Jannie Herchuk	64,228,284	157,516	174,614	25,989,296
Veronica G.H. Jordan, Ph.D.	64,178,967	151,756	229,691	25,989,296
Lynn O’Connor Vos	64,118,924	211,799	229,691	25,989,296
Nicole Sandford	63,947,381	388,422	224,611	25,989,296

Proposal 2: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2023, as set forth below:

,736,442

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
63,655,696	660,612	244,106	25,989,296

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders advised that they were in favor of holding future advisory votes on the compensation of the Company’s named executive officers every [one] year, as set forth below:

,7360

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS
63,802,813	114,034	430,832	212,735

Based on the voting results on Proposal 3 and its consideration of the appropriate voting frequency for the Company at this time, the Company’s Board of Directors determined that the Company shall hold an advisory vote on the compensation of the Company’s named executive officers every [one] year, until the next advisory vote on the frequency of stockholder votes on executive compensation.

Proposal 4: Approval of an Amendment to the Aspira Women’s Health Inc. 2019 Stock Incentive Plan

The Company’s stockholders approved an amendment to the Company’s 2019 Stock Incentive Plan (the “2019 Plan”) to increase the number of shares of common stock authorized to be granted under the 2019 Plan by 5,000,000 shares and increase the maximum number of awards that may be granted as incentive stock options under the 2019 Plan to a total of 30,492,283 shares, as set forth below:

0,540,495

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
63,459,799	860,717	239,898	25,989,296

Proposal 5: Approval of an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Outstanding Common Stock

The Company’s stockholders approved a proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, at a ratio of between one-for-ten and one-for-twenty, which such ratio will be selected at the sole discretion of the Company’s Board of Directors at any whole number in the above range, as set forth below:

4,976

FOR	AGAINST	ABSTENTIONS
87,896,112	2,616,413	37,185

Proposal 6: Ratification of the Selection of the Company’s Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, as set forth below:

FOR	AGAINST	ABSTENTIONS
90,120,184	178,970	250,556

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: May 10, 2023	By:	/s/ Nicole Sandford
Nicole Sandford
President, Chief Executive Officer